Exhibit 99.1

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC. TO HOLD

INVESTOR UPDATE VIA TELEPHONE CONFERENCE

WILLIAMSBURG, Va. | Sep. 15, 2017 – Tempus Applied Solutions Holdings, Inc. (TMPS) executive management will hold an investor update discussion via telephone conference call on Monday, 25 September 2017 at 1130 am Eastern Time.

All shareholders and potential investors are welcome to join by dialing 800.273.7043 (outside U.S. +1.469.759.7740) and using passcode 6974652.

The call will last for approximately 1 hour with 30 minutes dedicated to a Q&A session with the CEO and CFO. Questions from participants may be submitted via email to kterry@tempus-as.com no later than 5:00 pm Eastern Time on Wednesday, 20 September 2017.

An overview of TMPS current business strategy and a summary of financial performance up to 30 June 2017 will be provided by management during the call.

A recording of the conference call will be available on the Company's website from 5 pm Eastern Time on Monday, September 25, 2017, until 5pm on Friday, September 29, 2017.

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MEDIA CONTACT:

Katherine Terry, public relations manager

press@tempus-as.com | +1 864.901.8114

ABOUT TEMPUS APPLIED SOLUTIONS HOLDINGS INC. (OTC: TMPS): Tempus provides design, engineering, systems integration and flight operations solutions that support critical aviation mission requirements for a variety of customers including the United States Department of Defense, other U.S. government agencies, foreign governments and select corporations and individuals in the private sector. Our experienced team of professionals provides efficient, economical and flexible service that responds to the most challenging demands facing the aviation industry today. Our commitment to safety and security has earned us a reputation as one of the most forward-thinking aviation companies worldwide. We are headquartered in Williamsburg, Virginia.

TEMPUS APPLIED SOLUTIONS HOLDINGS INC.
471 McLaws Circle| Williamsburg, VA 23185
+1 757.865.7779| info@tempus-as.com